Press Release	FOR FURTHER INFORMATION: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com

PHOTRONICS REPORTS STRONG SECOND QUARTER FISCAL 2012 RESULTS

  Quarterly sales of $117.5 million (Guidance $113 – $118 million)

  High-end photomask sales increase sequentially by 14% for IC and by 25% for FPD

  GAAP and non-GAAP EPS of $0.14 share

  Incremental gross margin of 83% on sequential revenue increase

  Operating margin improves by 270 bps sequentially to 11.3%

  EBITDA of $36 million

BROOKFIELD, Connecticut May 14, 2012 — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported financial results for the second quarter ended April 29, 2012.

       Constantine (“Deno”) Macricostas, Photronics' chairman and chief executive officer commented, “Our strong performance in the second quarter once again reflects the success of our high-end strategy and diligent focus on cost controls. We reported robust growth in both advanced IC and FPD product revenues. We leveraged this growth with our lean operating model to achieve higher-than-expected earnings for the quarter. We believe the results from our technology investments continue to produce meaningful market share gains and strengthen our customer relationships.”

       Sales for the second quarter of fiscal 2012 were $117.5 million, up 5% compared with $112.2 million in revenue reported for the first quarter of fiscal 2012. Sales for the second quarter of fiscal 2011 were $133.1 million. Sales of semiconductor photomasks were $89.1 million, or 76% of revenues, during the second quarter of fiscal 2012, and sales of flat panel display (FPD) photomasks were $28.4 million, or 24% of revenues. GAAP net income attributable to Photronics, Inc. for the second quarter of fiscal 2012 was $8.8 million, or $0.14 per diluted share, compared with GAAP net loss attributable to Photronics, Inc. of $16.4 million, or $(0.30) per diluted share, for the second quarter of fiscal 2011.

       Non-GAAP net income attributable to Photronics, Inc. for the second quarter of 2012, excluding restructuring charges of $0.1 million, was $8.9 million, or $0.14 earnings per diluted share. Non-GAAP net income attributable to Photronics, Inc. for the second quarter of 2011, excluding debt extinguishment losses of $30.5 million, was $14.8 million, or $0.24 earnings per diluted share. The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

       Sales for the first six months of 2012 decreased 10% to $229.6 million from $253.9 million for the first six months of fiscal 2011. Sales of semiconductor photomasks were $175.9 million, or 77% of revenues for the first six months of 2012, and sales of FPD photomasks were $53.7 million, or 23% of revenues. GAAP net income attributable to Photronics, Inc. for the first six months of fiscal 2012 was $13.1 million, or $0.21 per diluted share, compared with net loss of $4.3 million, or $(0.08) per share in the first six months of the prior year. Non-GAAP net income attributable to Photronics, Inc. for the first six months of fiscal 2012, which excludes $1.2 million of restructuring charges and a $0.1 million gain relating to warrants, was $14.2 million, or $0.23 per diluted share. Non-GAAP net income attributable to Photronics, Inc. for the first six months of fiscal 2011, which excludes $30.5 million of debt extinguishment losses, was $27.0 million, or $0.44 per diluted share.

Non-GAAP Financial Measures

       Non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.'s future on-going performance because they enable a more meaningful comparison of Photronics, Inc.'s projected earnings and performance with its historical results of prior periods. These non-GAAP metrics, in particular non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share are not intended to represent funds available for Photronics, Inc.'s discretionary use and are not intended to represent, or be used as a substitute for, operating income (loss), net income (loss) or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:

  Consolidation and restructuring charges in fiscal 2012 are excluded because they are not a part of ongoing operations.

  Impact of financing expenses related to warrants is excluded because it does not affect cash earnings.

  Loss on extinguishment of debt is excluded in fiscal 2011 because it is not a part of ongoing operations and was not anticipated when establishing forecast guidance for the second quarter of fiscal 2011.

       The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

       A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern time on Tuesday, May 15, 2012. The call can be accessed by logging onto Photronics' web site at www.photronics.com. The live dial-in number is 408-774-4601. The call will be archived for instant replay access until the Company reports its fiscal 2012 third quarter results.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

09-2012

PLAB – E